Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1994 Stock Plan (Form S-8 No. 333-39863) and the 1997 Supplemental Plan (Form S-8 No. 333-23901), including their Amendment No. 1 thereto (Form S-8 No. 333-66091), the Supplemental Option Plan, including Amendment No. 1 thereto (Form S-8 No. 333-09569), the Registration Statement, including Amendment No. 1 thereto (Form S-3 No. 333-24097) and in the related prospectus of Geoworks Corporation for the registration of 1,282,754 common shares, and the Registration Statement (Form S-3 No. 333-50746) and in the related prospectus of Geoworks Corporation for the registration of 3,377,437 common shares of our report dated April 18, 2001 (except Note 13, as to which the date is June 12, 2001), with respect to the consolidated financial statements of Geoworks included in the Annual Report on Form 10-K for the year ended March 31, 2001.

                                                           /s/ Ernst & Young LLP


San Francisco, California
June 26, 2001